EXHIBIT 10.1.9. : ALCAN PENSION PLAN (CANADA)

SCHEDULE OF AMENDMENTS 02-1

1.      The following subsection is added immediately after subsection 1.01:

        "1.01.1    Plan Amendments (from the Effective Date to June 2002)

During this period, the Plan was amended on numerous occasions for the purpose of augmenting pensions, improving pension benefits and implementing changes required by Applicable Pension Laws.  Nine pension augmentations were granted which collectively provided inflation adjustments, catch-up augmentations to restore the purchasing power of pensions and  special augmentations of smaller pensions. The bridge benefit was improved and options were added.  Early retirement factors were significantly improved for all Members.  CAW Members had their benefits defined by pension multipliers.  A new payment guarantee was added providing a 60% spousal with a 10 year guarantee.  Several pension payment guarantees now apply as well to the bridge benefit.  A temporary contribution holiday was granted to all active Members other than CAW Members.  Finally, Member representation on the Pension Committee was increased from two to four."

2.       The sole paragraph of subsection 5.04 is replaced by the following:

"The annual rate of Interest credited to Member Contributions for a calendar year shall be the annual return for that calendar year derived from the investment of the assets of the Plan, less investment expenses and administration costs, as determined by the Actuary of the Plan."

3.       The sole paragraph of subsection 5.05 is replaced by the following:

"The rate of interest credited on a lump sum payment which falls due shall be at  such rate prescribed by Applicable Pension Laws in respect of each month of the period starting from either the Date of Determination or the last calendar year-end when interest was computed and credited in accordance with subsection 5.04, whichever applies, and ending with the first of the month of payment."

4.       Paragraph 6.02 (ii) is replaced by the following:

"he has attained age 55 and he is not entitled to a refund under subsection 12.01."

5.       Paragraph 8.02(c) is amended by replacing the clause which reads

"the bridge benefit begins on the Pension Commencement Date of his retirement pension and is payable in monthly instalments until the earlier of the following dates:  (i) his date of death and, (ii) the limit date and, is reduced by any bridge benefit or its equivalent payable from a pension plan of an Affiliated Company or a Predecessor Company to the extent that credited service under such plan is recognized as Credited Past Service under the Plan in accordance with paragraphs 4.03(a) or 4.03(b)."

by the following clause

"The bridge benefit begins on the Pension Commencement Date of his retirement pension and is payable to him in monthly instalments until the limit date; or until his death if before the limit date and thereafter is payable to his Spouse or Beneficiary, as the case may be, in accordance with the retirement pension guarantee elected by the Member under Section 10 and, is reduced by any bridge benefit or its equivalent payable from a pension plan of an Affiliated Company or a Predecessor Company to the extent that credited service under such plan is recognized as Credited Past Service under the Plan in accordance with paragraphs 4.03(a) or 4.03(b)."

6.      Subsection 8.03 is amended by inserting in the second paragraph immediately after the words "subsection 8.02(b)" the following words "or 8.02(b.1) as the case may be".

7.       Paragraph 9.03(b)(i) is replaced by the following:

"twenty-five percent (25%) of the average of the YMPE's for the year of Pension Commencement date and for each of the two immediately preceding years divided by thirty-five (35);".

8.      The following subsection is added immediately after subsection 10.02:

          "10.02.1    Adjustment for Early Retirement Pension from Another Company Source

The retirement pension determined under Section 8 in respect of a Member, is reduced or increased as the case may be by the total of all amounts each of which is the amount, in respect of a pension payable from another company source deducted under subsection 7.01, determined by the formula

                                 A - B

                                 times

the amount of normal pension payable from the other company source deducted under subsection 7.01 where

"A"    equals the early retirement factor applied under Section 8,

"B"    equals the early retirement factor applied to the normal pension from the other company source deducted under subsection 7.01,

subject to a minimum retirement pension equal to the amount determined under subsections 7.02 or 7.03 multiplied by the early retirement factor applied under Section 8."

9.      Clause (a) of the first paragraph of subsection 10.03 is replaced by the following:

         "(a.1)    the Spouse's pension payment guarantee (option 1)

Under this guarantee the pension is payable during the Member's lifetime with a provision that if his Spouse survives him 50% of such pension as elected by the Member at the time of electing the guarantee will be payable after his death to the Spouse nominated by the Member at the time of electing the guarantee during the remaining lifetime of the Spouse.

Should the Spouse die before the Member's Pension Commencement Date, the election of this guarantee shall be null and void.

         (a.2)     the Spouse's pension payment guarantee (option 2)

Under this guarantee the pension is payable during the Member's lifetime with a provision that if his Spouse survives him, either 60% (not available to Provincial Employees of Manitoba) or 66 2/3% (only available to Provincial Employees of Manitoba), 75% or 100% of such pension as elected by the Member at the time of electing the guarantee will be payable after his death to the Spouse nominated by the Member at the time of electing the guarantee during the remaining lifetime of the Spouse.

Furthermore under this guarantee, if the death of the Member occurs while he is still in receipt of a bridge benefit, a corresponding percentage of the bridge benefit will be payable after his death to such Spouse until the earlier of the date on which the Member, had the Member survived, would have reached his limit date, as such term is defined in paragraph 8.02(c) and the date of such Spouse's death.

Should the Spouse die before the Member's Pension Commencement Date, the election of this guarantee shall be null and void.

         (a.3)     the Spouse's pension payment guarantee (option 3)

Under this guarantee the pension is payable during the Member's lifetime with a provision that if his Spouse survives him and his death occurs prior to having received 120 monthly payments, payments will be continued to the Spouse nominated by the Member at the time of electing the guarantee until 120 payments in all have been made and thereafter 60% of the pension will be payable during the remaining lifetime of such Spouse.  If such Spouse predeceases the Member or dies before the 120 monthly payments have been made, payments will be continued to the Member's Beneficiary until 120 monthly payments in all have been made.

Furthermore under this guarantee, if (i) the death of the Member occurs while he is still in receipt of a bridge benefit, (ii) payment of the bridge benefit began before he attained the age that is ten years under his limit date, as such term is defined in paragraph 8.02(c), (iii) the death of the Member occurs before having received 120 bridge benefit payments and (iv) his Spouse survives him, bridge benefit payments will be continued to the Spouse nominated by the Member at the time of electing the guarantee until 120 bridge benefit payments in all have been made and thereafter 60% of the bridge benefit will be payable to such Spouse until the earlier of the date on which the Member, had the Member survived,  would have reached his limit date, as such term is defined in paragraph 8.02(c) and the date of the Spouse's death.  If such Spouse predeceases the Member or dies after the Member but before 120 bridge benefit payments have been made, bridge benefit payments will be continued to the Member's Beneficiary until 120 bridge benefit payments in all have been made.  If under condition (iii) above the death of the Member occurs after having received 120 bridge benefit payments and all other conditions remain unchanged, 60% of the bridge benefit will be payable to such Spouse until the earlier of the date on which the Member, had the Member survived, would have reached his limit date, as such term is defined in paragraph 8.02(c) and the date of such Spouse's death.

Alternatively under this guarantee, if (i) the death of the Member occurs while he is still in receipt of a bridge benefit, (ii) payment of the bridge benefit began on or after he attained the age that is ten years under his limit date, as such term is defined in paragraph 8.02(c) and (iii) his Spouse survives him, payments will be continued to such Spouse nominated by the Member at the time of electing the guarantee until the earlier of the date on which the Member, had the Member survived, would have reached his limit date, as such term is defined in paragraph 8.02(c) and the date of such Spouse's death.  If such Spouse predeceases the Member or dies after the Member but before the date on which the Member, had the Member survived, would have reached his limit date, as such term is defined in paragraph 8.02(c), payments will be continued to the Member's Beneficiary until the date on which the Member, had the Member survived, would have reached his limit date, as such term is defined in paragraph 8.02(c).

Should the Spouse die before the Member's Pension Commencement Date, the election of this guarantee shall be null and void."

10.    Table A of clause (b) of the first paragraph of subsection 10.03 is amended by inserting after the second entry of the first column the words "60%/10yr. guar." and after the second entry of the second column the words "96 2/3%".

11.     The second sub-clause of clause (c) of the first paragraph of subsection 10.03 is replaced by the following:

"Furthermore under this guarantee, if the death of the Member occurs while he is still in receipt of a bridge benefit and before having received 120 bridge benefit payments, payments of the bridge benefit will be continued to the Member's Beneficiary until the earlier of the date on which the Member, had the Member survived, would have reached his limit date, as such term is defined in paragraph 8.02(c) and the date at which 120 payments in all have been made.

If the Member elects such guarantee at his Early Retirement Date, Normal Retirement Date or Postponed Retirement Date, his retirement pension is multiplied by the greater of 95% and a factor, in percent, which will make the resulting pension the Actuarial Equivalent of his retirement pension in the normal payment guarantee and his bridge benefit is multiplied by a factor which will make the resulting bridge benefit the Actuarial Equivalent of his bridge benefit that without this guarantee would normally have terminated at the earlier of his death or the limit date, as such term is defined in paragraph 8.02 (c)."

12.     Subsection 10.04 is amended by adding the following paragraph:

"The right of the surviving Spouse of a Member to a joint and survivor pension shall terminate and the pension payment guarantee elected by the Member under paragraph 10.03(a.1), 10.03(a.2) or 10.03(a.3) or under an equivalent provision of the Plan as it read prior to 1 January 2001 shall be null and void following modification effected pursuant to subsection 10.10."

13.     Subsection 10.06 is amended by replacing the paragraph

"The temporary pension is subject to the Spouse's pension payment guarantee elected by the member in respect of his retirement pension.  If the Member dies prior to the end of the period selected for the payment of the temporary pension, the Spouse shall be paid the guaranteed percentage of the temporary pension for the remainder of the period."

by the following paragraph

"The temporary pension is subject to the Spouse's pension payment guarantee elected by the member in respect of his retirement pension.  If the Member dies prior to the end of the period selected for the payment of the temporary pension, the Spouse nominated by the Member at the time of electing the guarantee or the Beneficiary, as the case may be, shall be paid the guaranteed percentage of the temporary pension for the remainder of the period."

14.    The following subsections are added immediately following subsection 10.09:

         "10.10  Pension Redetermination after Pension Commencement Date

This subsection applies to only to a member who at the relevant time is a Provincial Employee of Quebec.  If after Pension Commencement Date the right of a Spouse to a joint and survivor pension is terminated under Applicable Pension Law and there exists no legal obligation or demand pending upon the Plan to pay such joint and survivor pension upon the Members death, the Administrator must upon application by the Member or upon partition of the retirement pension under subsection 7.04 redetermine, as of the effective date of such termination or if the Spouse's right terminated prior to 1 January 2001, as of the date of application by the Member, the Member's retirement pension that has been established based on the election by the Member of a Spouse's pension payment guarantee under paragraph 10.03(a.1), 10.03(a.2) or 10.03(a.3) or under an equivalent provision of the Plan as it read prior to 1 January 2001. The redetermined retirement pension shall be in the same amount and have the same characteristics as the retirement pension according to the normal guarantee.  The redetermination of a retirement pension under this subsection cannot alone operate to reduce the amount of the retirement pension paid to the Member.

         10.11   Pension Payment Guarantee (transition)

Where a Member whose Pension Commencement Date occurred during the period beginning 1 January 2001 and ending 30 September 2001 dies while still in receipt of a bridge benefit and is survived by the Spouse nominated by the Member at the time of electing the Spouse's pension payment guarantee (option 1) described in paragraph 10.03(a.1), 60% of the bridge benefit will be payable after the Member's death to that Spouse until the earlier of the date on which the Member, had the Member survived, would have reached his limit date, as such term is defined in paragraph 8.02(c) and the date of that Spouse's death."

15.     Subsection 11.01 is amended by deleting paragraph (a), by deleting the designation "b" of paragraph (b) and the words "after the completion of two years of Continuous Service as a Member or two years of Credited Service, and".

16.     Subsection 11.04 is amended by replacing the reference to "paragraph 11.01(b)" by a reference to "subsection 11.01".

17.     The two paragraphs of subsection 11.07 are replaced by the following:

"The amount payable to a Member's Beneficiary of any retirement pension under the normal guarantee, the ten year guarantee or the spouse's pension payment guarantee (option 3) and of any bridge benefit under the spouse's pension guarantee (option 3) or the ten year guarantee may, if so requested by the Beneficiary, be paid in a lump sum that is the Actuarial Equivalent of the remaining retirement pension payments or bridge benefit payments under the guarantee.

The amount payable to a Member's estate of any retirement pension under the normal guarantee, the ten-year guarantee or the spouse's pension payment guarantee (option 3) and  of any bridge benefit under the spouse's pension payment guarantee (option 3) or the ten year guarantee shall be paid in a lump sum that is the Actuarial Equivalent of the remaining retirement pension payments or bridge benefit payments under the guarantee."

18.    The sole paragraph of subsection 11.08 is replaced by the following:

"  The Beneficiary designation made in accordance with subsection 11.05 shall apply to any retirement pension payments payable upon the death during retirement of a Member who received a retirement pension under the normal guarantee, the 10-year pension payment guarantee or the spouse's pension payment guarantee (option 3), to any remaining retirement pension payments payable upon the death of the Member's Spouse who received pension payments under the spouse's pension payment guarantee (option 3), to any bridge benefit payments payable upon the death of a Member who received a retirement pension under the spouse's pension payment guarantee (option 3) or under the ten year guarantee and to any remaining bridge benefit payments payable upon the death of the Member's Spouse who received pension payments under the spouse's pension payment guarantee (option 3).  Should the Spouse or the Contingent Annuitant nominated under any other pension payment guarantee not survive the Member in retirement, any payment made in accordance with subsection 10.07 shall be made to the Member's estate."

19.    The first paragraph of subsection 11.09 is amended by inserting after the words "60% Spouse Pension Payment Guarantee" the words "(option 2)" and the second paragraph is amended by replacing the reference to subsection "11.01(b)" by a reference to subsection "11.01".

20.     The sole paragraph of subsection 12.01 is replaced by the following:

"a)    A Member, other than a Member who is a Provincial Employee of Quebec, whose employment with the Company and its Affiliated Companies is terminated prior to the completion of two (2) years of Continuous Service while a Member or two years of Credited Service, for any reason other than Normal or Postponed Retirement, shall receive a lump sum payment equal to the greater of the Actuarial Equivalent of a deferred retirement pension defined in paragraph 12.03(a) and the Member's Contributions with Interest, unless the Member elects to transfer his rights under the Plan to another retirement plan in accordance with a Transfer Agreement.

b)           A Member who is a Provincial Employee of Quebec and whose employment with the Company and its Affiliated Companies is terminated for any reason other than Normal or Postponed Retirement shall, subject to notice requirements under Applicable Pension Law, receive a lump sum payment equal to the Actuarial Equivalent of a deferred retirement pension defined in paragraph 12.03(a), unless such payment is equal to 20% or more of the YMPE for the year in which the Member's employment is terminated."

21.     The opening paragraph of subsection 12.03 is replaced by the following:

"A Member, other than a Member who is a Provincial Employee of Quebec, whose employment with the Company and its Affiliated Companies is terminated after the completion of two years of Continuous Service while a Member or two years of Credited Service, (or for a Provincial Employee of Saskatchewan, a continuous period of one year if his age and the number of years of service or Credited Service when added equals at least 45) for any reason other than death or retirement, shall receive benefits under (a) unless he elects those under (b) or (c); a Member who is a Provincial Employee of Quebec, whose employment with the Company and its Affiliated Companies is terminated for any reason other than death or retirement and who has not received a lump sum payment under paragraph 12.01(b), shall receive benefits under (a) unless he elects those under (b) or (c):"

22.     Paragraph 12.03(a) is replaced by the following:

"(i)    a deferred retirement pension computed in accordance with Section 7 using the Member's date of termination of employment as the Date of Determination and payable at Normal Retirement Date, plus

(ii)         if the Member is a Provincial Employee of Quebec, a deferred retirement pension that is the Actuarial Equivalent of the excess benefit, if any, calculated in accordance with paragraph 13.01(a) using the date of termination as the Date of Determination and payable at Normal Retirement Date, or if the Member is not a Provincial Employee of Quebec, a lump sum equal to the excess benefit, if any, calculated in accordance with paragraph 13.01(a) using the date of termination as the Date of Determination, plus

(iii)       a deferred retirement pension that is the Actuarial Equivalent of the excess benefit, if any, calculated in accordance with paragraph 13.01(b) using the date of termination as the Date of Determination, subject to a maximum amount equal to the amount by which the maximum retirement pension determined in accordance with Revenue Rules exceeds the sum of the deferred retirement pension determined under (i) above and the deferred retirement pension that is the Actuarial Equivalent of the excess benefit, if any, calculated in accordance with paragraph 13.01(a) using the date of termination as the Date of Determination and payable at Normal Retirement Date, plus

(iv)        the portion of the value of the excess benefit that may not be used to constitute a pension, if any, by reason of the maximum set in accordance with (iii) above, shall be paid in a lump sum in cash."

23.     Paragraph 12.03(b) is replaced by the following:

"a lump sum payable in accordance with subsection 12.05 and equal to the sum of (i), (ii) and (iii) below:

(i)                 the Actuarial Equivalent of the deferred retirement pension defined in (a)(i), plus

(ii)               the excess benefit calculated in accordance with Section 13.01(a) using the Member's date of termination as the Date of Determination, plus

(iii)             the excess benefit calculated in accordance with Section 13.01(b) using the Member's date of termination as the Date of Determination."

24.    The following subsections are added immediately after subsection 12.06:

          "12.07   Ceasing to be a Canadian Resident

A Member whose employment with the Company and its Affiliated Companies was terminated while he was a Provincial Employee of Quebec and who has not been residing in Canada for at least two years is entitled, upon application to the Administrator, to receive a lump sum payment equal to the value, according to his entitlement, of his retirement pension.

         11.08   Ontario Growing-in rights - Bracebridge Works Closing

For a Member whose employment at the Bracebridge Works, Province of Ontario (the "Works") was terminated as a result of the closure of the Works on 14 May 2002 (the "Closing Date"), the provisions of Sections 73 and 74 of the Ontario Pension Benefits Act, as they read on the Closing Date, and that would apply if the closure of the Works were determined to be a partial wind up of the Plan, shall be taken into consideration for the determination of the Member's pension benefits and his entitlement thereto pursuant to the provisions of this Section 12 of the Plan as they read on the Closing Date."

25.     Subsection 13.01 is replaced by the following:

"The excess benefit as of a Member's Date of Determination is equal to the sum of

(a)         the amount, if any, by which Member Contributions together with Interest to Date of Determination, exceed 50% of the Actuarial Equivalent value of the retirement pension at Date of Determination; and

(b)         the amount, if any, by which A exceeds B

where

"A"    equals the sum of (i) the Actuarial Equivalent value of a hypothetical retirement pension at Date of Determination having the same characteristics as the normal pension, based on the assumption that payment of the retirement pension begins at the Member's Normal Retirement Date and allowing for adjustment of the retirement pension between the Date of Determination and the date that precedes by ten years his Normal Retirement Date.  The adjustment shall be the percentage corresponding to 50% of the change in the seasonally unadjusted All Items Consumer Price Index for Canada published by Statistics Canada between the month of the Date of Determination and the month the adjustment ceases;  however, the annualized adjustment rate cannot be less than 0% or greater than 2%; and (ii) the excess benefit as of the Date of Determination equal to the amount, if any, by which Member Contributions together with interest to Date of Determination, exceed 50% of amount determined under (i) above;

"B"    equals the sum of (i) the Actuarial Equivalent value of the retirement pension at Date of Determination; and (ii) the excess benefit as of the Date of Determination equal to the amount, if any, by which Member Contributions together with interest to Date of Determination, exceed 50% of the Actuarial Equivalent value of the retirement pension determined under (i) above."

26.    The paragraph of subsection 16.05 is replaced by the following:

"Two persons, one of whom must be an active Member and one of whom must be a non-active Member, will be elected by the Members in the manner described below.  These two persons will be Committee Members and will have the right to vote in respect of all decisions to be taken by the Pension Committee (hereinafter referred to as "Voting Committee members").

Two additional persons, one of whom must be an active Member and one of whom must be a non-active Member, will be elected by the Members in the manner described below.  These two additional persons will be Committee Members and will have the same rights as the other Committee Members except the right to vote in respect of all decisions to be taken by the Pension Committee (hereinafter referred to as "Non-voting Committee Members")."

27.     The paragraph of subsection 16.07 is replaced by the following:

"The Pension Committee shall send or cause to be sent, with the notice calling the annual meeting of Members at which an election of Committee members is to be held, the following documents:

to each active Member

a)     a list of all active Members who have filed their candidacy with the secretary of the Pension Committee within the prescribed delay and with the required endorsements;

b)     a proxy form under the terms of which the active Member shall be asked to vote (i) to proceed in the manner set out in the Plan for the election of Committee members and (ii) by selecting one or two persons from the said list of active Members;

to each non-active Member

c)      a list of all non-active Members who have filed their candidacy with the secretary of the Pension Committee within the prescribed delay and with the required endorsements;

d)     a proxy form under the terms of which the non-active Member shall be asked to vote (i) to proceed in the manner set out in the Plan for the election of Committee members and (ii) by selecting one or two persons from the said list of non-active Members."

28.    The heading of subsection 16.08 is amended by deleting the words "by Majority" and the sole paragraph of subsection 16.08 is replaced by the following:

"Provided a majority of the votes cast by Members shall be in favour of the rules set out in the Plan for the election of four Committee members, the active Member and the non-active Member who has received the greatest number of votes shall be elected as the Voting Committee members for a term of three years beginning immediately after the annual meeting of Members and the active Member and non-active Member who has received the second greatest number of votes shall be elected as the Non-voting Committee members for a term of three years beginning immediately after the annual meeting of Members."

29.    Subsection 16.09 is amended by replacing the words "one active and one non-active Member" by the words "two active and two non-active Members".

30.    Subsection 16.10 is amended by deleting the word "two".

31.    The paragraph of subsection 16.11 is replaced by the following:

"For the purposes of Sections 16 and 17 only, "active Member" shall mean a Member whose employment has not been terminated and a "non-active Member" shall mean any Member other than an active Member and, for the purposes only of receiving notice of the annual meeting referred to in subsection 17.01 and voting for Committee members, non-active Member shall include a Beneficiary who is in receipt of a pension under the Plan pursuant to Section 10 or 11."

32.    Subsection 17.01 is amended by replacing in subclause (c)(i) of the fourth paragraph the word "two" by the words "one to four", and by replacing in subclauses (c)(ii) and (c)(iii) and in clause (d) the words "or two" by words "to four".

The above amendments are effective from 1 January 2001 except for section 1 which is effective from 1 June 2002 and that part of section 24, which adds subsection 12.08 to the Plan, which is effective from 14 May 2002.

SCHEDULE OF AMENDMENTS 02-2

1.     A new Section 5 entitled "CONTRIBUTIONS BY A PARTICIPATING COMPANY AND RIGHT TO TAKE A CONTRIBUTION HOLIDAY" is added to the plan and contains the following subsections:

"5.0.01   A Participating Company shall contribute to the Plan such amount, in addition to the Member Contributions, as shall be considered necessary on the advice of the Actuary to provide the pensions, benefits and other payments provided under the Plan and to defray fees and expenses provided under subsections 16.12 and 16.13.  A Participating Company will pay such contributions on a monthly basis during each fiscal year.

5.0.02        For greater certainty but without restricting the generality of the foregoing, any surplus assets while the Plan is ongoing, as determined by the Actuary of the Plan, or a part thereof, may at the discretion of the Company, be appropriated to the payment of the contributions of a Participating Company (such appropriation is hereinafter referred to as a "Contribution Holiday").  Effective on 1 January 2003, the right of a Participating Company to take a Contribution Holiday, is confirmed pursuant to the provisions of the Supplemental Pension Plans Act (R.S.Q., chapter R.15.1) as amended by An Act to Amend the Supplemental Pension Plan Act and Other Legislative Provisions (S.Q. 2000, chapter 41).

5.0.03        Effective 1 January 2003, the provisions of this Section 5.0 prevail over any other provision of the Plan or any agreement and are binding on every person having rights or obligations under the Plan."

2.      A new Section 5.1 entitled "MEMBER CONTRIBUTIONS" is added and contains articles 5.01 to 5.05 of the current Section 5 which are renumbered 5.1.01 to 5.1.05 respectively.

3.      The current Section 5 is deleted.

4.      Subsections 1.01, 2.22 and 2.24  are amended by replacing the reference to Section "5" by a reference to Section "5.1".

5.      Subsection 5.1.01 is amended by replacing the reference to subsection "5.02" by a reference to subsection "5.1.02".

6.      Subsection 5.1.02.1 is amended by replacing the reference to subsections "5.01 and 5.02" by a reference to subsections "5.1.01 and 5.1.02".

7.      Subsection 5.1.05 is amended by replacing the reference to subsection "5.04" by a reference to subsection "5.1.04".

The above amendments are effective from 1 January 2003.

SCHEDULE OF AMENDMENTS 02-3

1.      The following subsection is added immediately following subsection 19.09:

19.10    Pension Augmentation at 1 October 2002

19.10.1          The retirement pension, the deferred retirement pension and the Disability Pension of a Member who has retired, terminated his employment or became disabled as the case may be, before 2 September 2002, including the pension payable under any attached elected pension payment guarantee, either contingent or in payment, and the pension, either deferred or in payment, to a surviving spouse, shall be augmented on 1 October 2002.

The monthly amount of the augmentation on any date of calculation on or after 1 October 2002 is equal to the product of the Adjusted Augmentation Factor and the Monthly Pension.

Notwithstanding the preceding, this pension augmentation is not applicable if a Member at his Commencement Date has less than 100% of the Company's contributions to his retirement income vested and has less than 10 years of Credited Service.

19.10.2     For the purposes of this subsection 19.10 only, the following expressions shall have the meanings set out below:

"Commencement Date" means the earliest of a Member's retirement date;  the date he became disabled;  the date of termination of service;  the date he became eligible to an unreduced early retirement pension but not before 1 January 2001, if on 30 December 2000 he had been on the non-active payroll of a Participating Company and, in the case of a pre-retirement surviving spouse's pension, the first of the month following the Member's date of death.

"Consumer Price Index" for a month means the Consumer Price Index for the month as published by Statistics Canada under authority of the Statistics Act or the corresponding index of the country in whose currency the Monthly Pension is paid at a fixed rate of exchange.

"Monthly Pension" means the monthly equivalent of the pension referred to in paragraph 19.10.1 excluding, in the case where the pension commenced between 1 April 1975 and 1 January 1976 inclusively or in the case where the termination date was before 1 February 1976, any increase paid under the provisions of the Government Annuity Improvement Act, Chapter 83, Statutes of Canada 1974-75-76.

"Adjusted Monthly Pension" means the Monthly Pension payable at 1 October 2002, excluding that portion which ceases to be paid at age 65, or payable at normal retirement date in the case of a deferred pension.

"Augmentation Factor" means the factor determined by the following formula[1]:

the greater of

(i)         A + B - 1
and
(ii)        nil

where

"A" equals the lesser of

(i)         1.03C/12
and
(ii)        CPI1 / CPI2,

"B" equals the greater of

(i)         0.5 x (CPI1 / CPI2 - 1.03C/12)
and
(ii)        nil

"C" equals the lesser of

(i)         12
and
(ii)        the number of months that the Commencement Date precedes 1 October 2002,

_______________________

[1] The formula may also be expressed as follows:
              Max. {nil;  [ Min. (1.03C/12; CPI1 /  CPI2 ) + 0.5 x Max. (nil; CPI1 /  CPI2 - 1.03C/12 ) ] - 1}

"CPI1"  equals the average Consumer Price Index for the 12-month period ending 30 June 2002,

                                       and

"CPI2"  equals the average Consumer Price Index for the 12-month period ending the later of

(i) three calendar months prior to the month during which the Commencement Date occurred
and
(ii)       30 June 2001.

"Adjusted Augmentation Factor" means the factor determined by the following formula:

Augmentation Factor x A
----------------------------------------------
Adjusted Monthly Pension

where A equals the lesser of

(i)      Adjusted Monthly Pension
and
(ii)     $25,000.00 or where the Monthly Pension is paid at a fixed rate of exchange in a currency other than Canadian dollars, the equivalent of $25,000.00 in that other currency converted at the rate of exchange of 30 June 2002.

19.10.3     The retirement pension of a Member, who retires on or after 1 October 2002 and who immediately prior to such retirement was in receipt of an Approved Disability Benefit, shall be augmented from his retirement date by the same augmentation percentage that would otherwise have applied to his retirement pension had his date of disability been his Commencement Date for the purpose of calculating such augmentation.

19.10.4     The retirement pension of a Member, who retires on or after 1 October 2002 and, who on 30 December 2000 and immediately prior to such retirement was on the non-active payroll of a Participating Company, shall be augmented from his retirement date by the same augmentation percentage that would otherwise have applied to his retirement pension had the date of his eligibility to an unreduced early retirement pension, but not before 1 January 2001, been his Commencement Date for the purpose of calculating such augmentation.

19.10.5     Unless it is an integral number of hundreds of 1%, the sum, on a compounded basis, of the augmentation factors under this and all previous pension augmentations since Commencement Date shall be rounded to the next higher multiple of 0.01%.

19.10.6     The Monthly Pension payable for a particular month on or after the effective date of this augmentation shall not exceed the maximum pension augmented with increases of the Consumer Price Index as required by Revenue Rules.

2.      Section 2.38 is amended by adding the following paragraphs immediately after the first paragraph:

"For the purposes of qualifying as a spouse under a conjugal relationship, the birth or adoption of a child during a marriage or a period of conjugal relationship prior to the period of conjugal relationship existing on the day as of which spousal status is established may qualify a person as a spouse.

For the purposes of qualifying as a spouse and in addition to a marriage or a conjugal relationship described above, any other form or quality of relationship provided for or recognized under Applicable Pension Laws may qualify a person as a spouse."

3.     Paragraph 12.04(b) is amended by replacing the words "date on which he attains the age of 55 years" by the words " earliest date on which his Number of Points is at least 75 and he is 55 years of age or over,".

4.      The following subsection is added immediately after subsection 16.14:

"16.14.1    Power of Pension Committee to recommend

The Pension Committee may, at all times, submit its recommendations regarding amendments to be made to the Plan in accordance with Section 18."

The above amendments shall come into force on the following dates:  Section 1 on 1 October 2002, Sections 2 and 4 on 1 January 2001 and Section 3 on 31 December 2000.

SCHEDULE OF AMENDMENTS 02-4

1.      Subsection 5.1.02.1 is amended to read as follows:

"Notwithstanding paragraphs 3.07(i) and 4.05(b) and subsections 5.1.01 and 5.1.02 and with effect from 31 December 2000 to and including 31 December 2002, a Member other than a CAW Member is exempted from contributing to the Plan.

A Member who otherwise would have been required to contribute to the Plan if not for the exemption granted under this subsection shall be deemed to have been contributing to the Plan throughout the exemption period for the purpose only of qualifying under the fifth clause of subsection 1.01, under paragraphs 8.02(c) and 14.01(a) and under Annexes C and D."

The above amendment shall come into force on 31 December 2002.